Exhibit 99.1

Adagio Medical Provides Clinical and Business Updates

LAGUNA HILLS, CA, March 17, 2025 – Adagio Medical Holdings, Inc. (Nasdaq: ADGM; the “Company”), a leading innovator in catheter ablation technologies, provided updates today on the progress in its streamlined focus on leadership in ventricular tachycardia (“VT”) solutions.

Recent Business Highlights:

●	The Company will participate in the scientific program of the 2025 European Heart Rhythm Association (the “Association”) Annual Meeting to be held from March 30 through April 1 in Vienna, Austria.
o	At the Association’s Ablation Innovation Summit, Dr. Tom De Potter, MD, PhD Associate Director, Cardiovascular Center at AZORG hospital in Aalst, Belgium will deliver a lecture on the use of the Company’s proprietary ultra-low temperature cryoablation (“ULTC”) technology for treatment of scar-related monomorphic ventricular tachycardia.
o	In addition, Professor Mark Gallagher, MD from St. George’s University Hospital in London, UK, will present a first-in-human case series using ULTC for ablation of premature ventricular complexes (“PVC”). The ablations of idiopathic PVCs constitute over half of current VT ablation cases. ULTC uniquely addresses some of the procedural challenges associated with these ablations.

●	The Company announced that the FULCRUM-VT (Feasibility of Ultra-Low Temperature Cryoablation in Recurring Monomorphic Ventricular Tachycardia, NCT05675865) IDE Pivotal Study is over 40% enrolled. The trial, designed to support US premarket approval of the VT Cryoablation System with the vCLAS™ catheter is on track for completion of full patient enrollment in the second half of 2025. FULCRUM-VT is a prospective, multi-center, open-label, single-arm study, enrolling 206 patients with structural heart disease of both ischemic and non-ischemic cardiomyopathy, indicated for catheter ablation of drug refractory ventricular tachycardia in accordance with current treatment guidelines.

●	In alignment with its key initiatives, prioritizing the FULCRUM VT US pivotal trial and product design optimization, the Company announced that John Dahldorf, the Company’s CFO, has decided to leave the Company, effective March 21, 2025. Mr. Dahldorf will be replaced by a transitional CFO.

“I’m extremely pleased with the FULCRUM-VT enrollment progress and the expanded use of the vCLAS™ catheter by European thought leaders. This speaks to how effectively our Company’s products address a universally recognized market need for purpose-built VT ablation technology,” said Todd Usen, Chief Executive Officer (“CEO”) of the Company. “I’d also like to thank John for his support as I took over the CEO position at the Company, and I sincerely wish him the best. We are confident we have the financial resources and the corporate structure to achieve our goals and drive the most meaningful impact for physicians, patients, and shareholders.”

About Adagio Medical Holdings, Inc.

Adagio Medical Holdings, Inc. (Nasdaq: ADGM) is an early commercial stage medical device company located in Laguna Hills, California focused on developing proprietary Ultra-Low Temperature Cryoablation technology that creates contiguous, transmural lesions to treat cardiac arrhythmias, with an emphasis on ventricular tachycardia.

Forward-Looking Statements

Certain statements in this press release (this “Press Release”) may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of the Company. For example, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of the Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in the documents and reports, which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and will be filed by the Company from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The Company cannot assure you that the forward-looking statements in this communication will prove to be accurate.

Nothing in this Press Release should be regarded as a representation or warranty by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, in any specified time frame, or at all. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made in this Press Release. Subsequent events and developments may cause those views to change. The Company does not undertake any duty to update these forward-looking statements.

Media Contact

Ilya Grigorov

VP, Global Marketing and Product

Management of Adagio Medical Holdings, Inc.

igrigorov@adagiomedical.com

Investor Contact

IR@adagiomedical.com